UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2024

Dillard’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6140	71-0388071
(Commission File Number)	(IRS Employer Identification No.)

1600 Cantrell Road Little Rock, Arkansas	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	DDS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.

Dillard’s, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 18, 2024 in Little Rock, Arkansas. The following matters were submitted to a vote of the stockholders, the results of which were as follows:

1.	Election of Directors

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Class A Nominees:
James I. Freeman	9,239,814	746,417	7,089	604,665
Rob C. Holmes	9,869,210	116,824	7,286	604,665
Reynie Rutledge	9,730,968	255,250	7,102	604,665
J.C. Watts, Jr.	9,602,004	387,323	3,993	604,665
Nick White	9,654,099	335,889	3,332	604,665

Class B Nominees:
Robert C. Connor	3,985,776	-	-	-
William E. (Chip) Connor, II	3,985,776	-	-	-
Alex Dillard	3,985,776	-	-	-
Mike Dillard	3,985,776	-	-	-
William Dillard, II	3,985,776	-	-	-
William Dillard, III	3,985,776	-	-	-
H. Lee Hastings, III	3,985,776	-	-	-
Denise Mahaffy	3,985,776	-	-	-
Drue Matheny	3,985,776	-	-	-
Warren A. Stephens	3,985,776	-	-	-

Other Proposals

		Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2.	Ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2024:	14,488,944	91,169	3,648	-

3.	Approve an amendment to the Dillard's, Inc. 2005 Non-Employee Director Restricted Stock Plan:	13,089,447	846,304	43,345	604,665

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILLARD’S, INC.

Date:	May 21, 2024	By:	/s/ Phillip R. Watts
		Name:	Phillip R. Watts
		Title:	Senior Vice President, Co-Principal Financial Officer and Principal Accounting Officer

		By:	/s/ Chris B. Johnson
		Name:	Chris B. Johnson
		Title:	Senior Vice President and Co-Principal Financial Officer